Exhibit 99.1

Berry Plastics Corporation Announces Pricing and Increase in Size of Its Private

Placement Notes Offering

For Immediate Release:

EVANSVILLE, INDIANA, April 23, 2010 – Berry Plastics Corporation (“Berry”), an Apollo Management, L.P. and Graham Partners portfolio company, announced today the pricing of the private placement launched April 22, 2010. Berry will issue $500 million of second priority senior secured notes due 2018 (the “Notes”). The principal amount represents an increase of $200 million from previously announced principal amount. The closing of the private placement offering is expected to occur on April 30, 2010, subject to customary closing conditions.

The Notes will bear interest at a rate of 9 1/2% payable semiannually, in cash in arrears, on May 15 and November 15 of each year, commencing November 15, 2010 and maturing on May 15, 2018. Berry will use the net proceeds of the offering for general corporate purposes, which may include the repayment of debt, capital expenditure projects and the funding of potential future acquisitions.

The Notes will be guaranteed on a senior secured second priority basis by each of Berry’s existing and future direct or indirect domestic subsidiaries that is a restricted subsidiary, subject to certain exceptions, and will include all of Berry’s subsidiaries that guarantee Berry’s obligations under its term loan facility. The Notes and the guarantees thereof will be the senior obligations of Berry’s and the guarantors, will be secured by a second priority security interest in substantially all of the assets of Berry and its existing and future guarantor subsidiaries that secure its obligations under its senior secured credit facilities, subject to certain specified exceptions. The Notes will rank equally in right of payment to all of Berry’s and the guarantors’ existing and future senior indebtedness. The right of holders of the Notes to receive proceeds of the collateral will be junior to the rights of holders of Berry’s existing first priority senior secured notes and holders of Berry’s obligations under its senior secured credit facilities, and will be equal to the rights of holders of Berry’s existing second priority senior secured notes.

The Notes are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S. The Notes will not be initially registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offers of the Notes will be made only by means of a private offering memorandum.

For additional information, please contact:

James M. Kratochvil

Executive Vice President and Chief Financial Officer

Diane Tungate

Executive Assistant

Berry Plastics Corporation

101 Oakley Street

Evansville, IN 47710

Telephone: (812) 424-2904

About Berry Plastics

Berry Plastics is a leading manufacturer and marketer of plastic packaging products. Berry Plastics is a major producer of a wide range of products, including open top and closed top packaging, polyethylene-based plastic films, industrial tapes, medical specialties, packaging, heat-shrinkable coatings, specialty laminates, and FIBCs. The company’s 13,000 plus customers range from large multinational corporations to small local businesses. Based in Evansville, Indiana, the company has over 80 manufacturing facilities worldwide and over 16,000 employees.

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Certain statements and information included in this release may constitute “forward looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Berry Plastics to be materially different from any future results, performance, or achievements expressed or implied in such forward looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, forecasts, estimates and expectations is contained in the companies’ SEC filings. The company does not undertake any obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.